UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2006

SOHU.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30961	98-0204667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Level 12, Vision International Center

No. 1 Unit Zhongguancun East Road, Haidian District

Beijing 100084

People’s Republic of China

(011) 8610-6272-6666

(Address, including zip code, of registrant’s principal executive offices and registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The Board of Directors of Sohu.com Inc. (“Sohu”) has appointed Mary Ma, the Chief Financial Officer of Lenovo Group Limited and currently a member of Sohu’s Board, as a member of Sohu’s audit committee effective July 6, 2006, joining existing audit committee members Dr. Dave Qi and Charles Huang.

Ms. Ma was appointed to fill a vacancy in the audit committee resulting from Thomas Gurnee’s not having stood for re-election at Sohu’s annual meeting of stockholders held on June 9, 2006. On June 30, 2006, Sohu received a letter from Nasdaq’s Listing Qualifications Department stating that, because of the vacancy in its audit committee, Sohu was not in compliance with Nasdaq’s Marketplace Rule 4350(d)(2) regarding audit committee composition. On July 6, 2006, Sohu received a second letter from Nasdaq’s Listing Qualifications Department stating that the Listing Qualifications Department had determined that, with the appointment of Ms. Ma to its audit committee, Sohu is in compliance with Rule 4350(d)(2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: July 7, 2006	SOHU.COM INC.

	By:	/s/ Carol Yu
Carol Yu
Chief Financial Officer